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                                                                   EXHIBIT 23(c)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 28, 1994 included in Midwest Resources Inc.'s Form 10-K for the year ended December 31, 1993 and Midwest Power Systems Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.


                                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
October 24, 1994

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 28, 1993, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and Subsidiary
Company ("Iowa-Illinois") as of December 31, 1992, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1992, and the financial statement schedules listed in
Item 14(a)(2) as of December 31, 1992, and for the two years then ended, included in the Iowa-Illinois Form 10-K for the year ended December 31, 1993 (Commission file number 1-3573), and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of Iowa-Illinois subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.


                                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
October 24, 1994